UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 31, 2015

Date of Report (Date of Earliest Event Reported)

HP Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 PAGE MILL ROAD, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

(Hewlett-Packard Company)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 31, 2015 and November 1, 2015, HP Inc. (formerly Hewlett-Packard Company) entered into several agreements with Hewlett Packard Enterprise Company (“Hewlett Packard Enterprise”) that govern the relationship of the parties following the Distribution (as defined below), including the following:

•	Separation and Distribution Agreement (the “SDA”);

•	Transition Services Agreement;

•	Tax Matters Agreement;

•	Employee Matters Agreement;

•	Real Estate Matters Agreement;

•	Master Commercial Agreement; and

•	Information Technology Service Agreement.

A summary of the principal terms of each of these agreements is set forth in the section entitled “Certain Relationships and Related Person Transactions—Agreements with HP Inc.” contained in the Information Statement included as Exhibit 99.1 to Hewlett Packard Enterprise’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2015, which summaries are incorporated herein by reference. The summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, each of which is attached hereto as Exhibit 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 and 2.7, respectively, and is incorporated herein by reference.

The information described below under “Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant” is hereby incorporated by reference into this Item 1.01.

Item 2.01.	Completion of the Acquisition or Disposition of Assets.

Effective as of 12:01 a.m. Eastern time on November 1, 2015, pursuant to the SDA, HP Inc. completed the previously announced separation of its enterprise technology infrastructure, software, services and financing businesses from its personal systems and printing businesses (the “Separation”), which was accomplished by the distribution of the outstanding common stock of Hewlett Packard Enterprise to HP Inc. stockholders as of the close of business on October 21, 2015, the record date for the distribution (the “Distribution”). HP Inc. stockholders received one share of Hewlett Packard Enterprise common stock for every one share of HP Inc. common stock held at the close of business on the record date.

Hewlett Packard Enterprise is now an independent public company, and its common stock began regular-way trading under the symbol “HPE” on the New York Stock Exchange (“NYSE”) on November 2, 2015. HP Inc. distributed a total of approximately 1.805 billion shares of Hewlett Packard Enterprise common stock to the HP Inc. stockholders as of the close of business on the record date.

Item 2.03.	Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant

On November 1, 2015, HP Inc. entered into an amended and restated revolving credit facility (the “Credit Agreement”), together with the lenders named therein, Citibank, N.A. (“Citibank”), as co-administrative agent and administrative processing agent, and JPMorgan Chase Bank, N.A., as co-administrative agent, providing for a senior, unsecured revolving credit facility with aggregate lending commitments of $4,000,000,000. Loans under the revolving credit facility may be used for general corporate purposes.

Commitments under the Credit Agreement will be available until the period ending on April 2, 2019, which period may be extended, subject to satisfaction of certain conditions, by up to two, one-year periods.

Borrowings under the Credit Agreement will bear interest at rates per annum, determined, at HP Inc.’s option, by reference either to an alternate base rate (“ABR Borrowing”) or to LIBOR (“Eurodollar Borrowing”). ABR Borrowings will bear interest at (a) the highest of (i) the prime rate announced by Citibank, (ii) the Federal Funds Effective Rate plus one-half of 1%, and (iii) one-month LIBOR plus 1%, plus (b) a margin of between zero and 75 basis points, depending on the rating of HP Inc.’s long-term senior unsecured debt. Eurodollar Borrowings will bear interest at (a) the London interbank offered rate for deposits in dollars with a term equivalent to the interest period for such borrowing; plus (b) a margin of between 87.5 and 175 basis points, depending on the rating of HP Inc.’s long-term senior unsecured debt. In addition, HP Inc. will pay a commitment fee on unused commitments between 8 and 25 basis points, depending on the rating of HP Inc.’s long-term senior unsecured debt.

The Credit Agreement contains various customary covenants that limit, among other things, the incurrence of indebtedness by subsidiaries of HP Inc., the grant or incurrence of liens by HP Inc. and its subsidiaries, the entry into sale and leaseback transactions by HP Inc. and its subsidiaries and the entry into certain fundamental change transactions by HP Inc. and its significant subsidiaries. The Credit Agreement contains a covenant pursuant to which HP Inc. will not permit the ratio of consolidated EBITDA to consolidated net interest expense for any period of four consecutive fiscal quarters to be less than 3.0 to 1.0. The Credit Agreement also contains a covenant pursuant to which HP Inc. will not permit the ratio of consolidated total debt to consolidated EBITDA to exceed 4.0 to 1.0 as of the last day of any fiscal quarter.

The Credit Agreement includes customary events of default, including events of default relating to non-payment of amounts due under the Credit Agreement, material inaccuracy of representations and warranties, violation of covenants, non-payment or acceleration of other material indebtedness, bankruptcy and insolvency, unsatisfied material judgments and change of control. Under the Credit Agreement, if an event of default occurs, lenders holding a majority of the revolving commitments will have the right to terminate the commitments and accelerate the maturity of any loans outstanding.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In the ordinary course of their respective financial services businesses, the lenders party to the Credit Agreement, or their respective affiliates, have provided, and may in the future provide, to HP Inc., and persons and entities with relationships with HP Inc., a variety of services, including cash management, investment research and management, commercial banking, hedging, brokerage, and advisory or other financial and non-financial activities and services, for which they received or will receive customary fees and expenses.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

HP Inc. Board of Directors and Committees

In connection with the consummation of the Separation, each of Marc L. Andreesen, Klaus Kleinfeld, Raymond J. Lane, Ann M. Livermore, Raymond E. Ozzie, Gary M. Reiner and Patricia F. Russo resigned as a director of HP Inc. to join the board of directors of Hewlett Packard Enterprise, and each of Carl Bass, Chip Bergh, Stacy Brown-Philpot, Stephanie Burns, Mary Anne Citrino, Stacey Mobley, Subra Suresh and Dion Weisler joined HP Inc.’s board of directors, in each case effective as of November 1, 2015.

Effective as of November 1, 2015, the HP Inc. board of directors consists of Shumeet Banerji, Carl Bass, Robert R. Bennett, Chip Bergh, Stacy Brown-Philpot, Stephanie Burns, Mary Anne Citrino, Rajiv L. Gupta, Stacey Mobley, Subra Suresh, Dion Weisler and Margaret C. Whitman. Effective as of November 1, 2015, Ms. Whitman was appointed Nonexecutive Chairman of the Board and the composition of the HP Inc. board of directors’ standing committees was reconstituted as follows:

Audit Committee

Shumeet Banerji

Robert R. Bennett

Chip Bergh

Mary Anne Citrino (Chair)

Stacy Brown-Philpot

Nominating, Governance and Social Responsibility Committee

Shumeet Banerji (Chair)

Stacy Brown-Philpot

Rajiv L. Gupta

Stacey Mobley

Human Resources and Compensation Committee

Chip Bergh

Carl Bass

Rajiv L. Gupta (Chair)

Stacey Mobley

Finance, Investment and Technology Committee

Robert R. Bennett (Chair)

Carl Bass

Stephanie Burns

Mary Anne Citrino

Subra Suresh

Margaret C. Whitman

In connection with the Separation, the Technology Committee and the Finance and Investment Committee of the board were disbanded and reorganized into one committee called the Finance, Investment and Technology Committee.

HP Inc. Executive Officers

Additionally, in connection with the consummation of the Separation, Martin Fink, Henry Gomez, John M. Hirshaw, Christopher P. Hsu, Kirt P. Karros, Michael G. Nefkens, Antonio Neri, Jeff T. Ricci, John F. Schultz, Margaret C. Whitman and Robert Youngjohns resigned as officers of HP Inc. to join Hewlett Packard Enterprise, in each case effective as of November 1, 2015. HP Inc. appointed Dion Weisler (age 48) as President and Chief Executive Officer, Rob Binns (age 47) as Head of Global Treasury and Investor Relations, Ron Coughlin (age 49) as President, Personal Systems business, Jon Flaxman (age 58) as Chief Operating Officer, Catherine A. Lesjak (age 56) as Chief Financial Officer, Enrique Lores (age 50) as President, Printing, Solutions and Services business, Tracy Keogh (age 54) as Chief Human Resources Officer, and Marie Myers (age 47) as Global Controller and Head of Finance Services, in each case effective as of November 1, 2015.

Dion Weisler is the President and Chief Executive Officer of HP Inc. Previously, he served as Executive Vice President of the Printing and Personal Systems Group of Hewlett-Packard Company from June 2013 to November 2015 and as Senior Vice President and Managing Director, Printing and Personal Systems, Asia Pacific and Japan from January 2012 to June 2013. Prior to joining Hewlett-Packard Company, he was Vice President and Chief Operating Officer of the Product and Mobile Internet Digital Home Groups at Lenovo Group Ltd., a technology company, from January 2008 to December 2011.

Rob Binns is the Head of Global Treasury and Investor Relations for HP Inc. In this role, Mr. Binns oversees all treasury activities, including cash management, foreign exchange and capital markets. In addition, Mr. Binns oversees financial planning, including forecasting, long and short range planning, investor relations, credit and collections, investment management and risk management. Mr. Binns joined Hewlett-Packard Company in 2006 as Finance Director for HP Software in the Europe, Middle East and Africa regions following the acquisition of Mercury Interactive. Since then, Mr. Binns has held a number of finance and business roles within HP Software, including Vice President of Worldwide Field Operations. Previously, Mr. Binns was Vice President of Investor Relations, where in both 2014 and 2015, he was recognized by Institutional Investor rankings in the technology sector. Most recently, Mr. Binns was the Vice President and CFO for HP Software responsible for driving all finance activities.

Ron Coughlin is the President of HP Inc.’s Personal Systems business, which focuses on PCs, tablets, accessories and other related services for all customer segments. Mr. Coughlin joined Hewlett-Packard Company from PepsiCo in June 2007 as the senior vice president of the Imaging and Printing Group Worldwide Strategy and Marketing team. In this role, he was responsible for driving global strategy, marketing and planning across all customer segments and global business units. In 2010, Mr. Coughlin transitioned to lead the LaserJet and Enterprise Solutions global business unit. In this role, he was responsible for customer offerings that included HP LaserJet printers, supplies, managed print services and enterprise software solutions. Most recently, Mr. Coughlin ran Consumer Personal Systems.

Jon Flaxman is the Chief Operating Officer of HP Inc., leading the Strategy and Business Management team. In this role, he is responsible for Sales Strategy and Operations, Customer Support, Corporate Strategy, transformational initiatives and infrastructure including IT, Real Estate, Workplace Services and Procurement. Previously, Mr. Flaxman served as Senior Vice President and CFO for Hewlett-Packard Company’s Printing and Personal Systems Group, driving all financial activities for the organization. Prior to such role, he was Senior Vice President of Finance for Hewlett-Packard Company’s Imaging and Printing Group for four years. From March 2007 to November 2008, Mr. Flaxman was Chief Administrative Officer and Executive Vice President of Hewlett-Packard Company. Mr. Flaxman joined Hewlett-Packard Company in 1981.

Tracy S. Keogh is the Chief Human Resources Officer of HP Inc. Previously, Ms. Keogh served as Executive Vice President, Human Resources of Hewlett-Packard Company from April 2011 to November 2015. Prior to joining Hewlett-Packard Company, Ms. Keogh served as Senior Vice President of Human Resources at Hewitt Associates, a provider of human resources consulting services, from May 2007 until March 2011.

Catherine A. Lesjak is the Chief Financial Officer of HP Inc. Previously, Ms. Lesjak served as Executive Vice President and Chief Financial Officer of Hewlett-Packard Company from 2007 to November 2015. Prior to that, Ms. Lesjak served as Hewlett-Packard Company’s interim Chief Executive Officer from August 2010 until November 2010.

Enrique Lores is the President of HP Inc.’s Printing, Solutions and Services business, which engineers ink and laser-based solutions that provide a faster, more affordable, exciting way to print, manage, and realize content. Throughout his 26-year tenure with Hewlett-Packard Company, Mr. Lores held leadership positions across the organization, most recently leading the Separation Management Office for HP Inc. Previously, Mr. Lores was the Senior Vice President and General Manager for Business Personal Systems, where he was responsible for the overall business, including defining product, marketing and sales strategies, end-to-end product development and business execution worldwide. Before his Business Personal Systems role, Mr. Lores was Senior Vice President of Customer Support and Services, providing industry-leading customer care to more than 150 million customers, and helping develop, build and provide industry-leading service offerings.

Marie Myers is the Global Controller and Head of Finance Services of HP Inc. Her current responsibilities include the compliance and controls oversight for the U.S. GAAP and local GAAP accounting in all countries and regions where HP Inc. operates. Prior to that from October 2014 to October 2015, Ms. Myers was Finance Lead for HPI Inc. in the Separation, and held key leadership roles at Hewlett-Packard Company, including: Vice President for PPS HQ and Strategy Finance from May 2012 to October 2015 and Vice President of Finance for PSG Americas from March 2010 to May 2012.

Item 8.01.	Other Events.

On November 2, 2015, HP Inc. issued a press release announcing the completion of the Separation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information. Unaudited pro forma consolidated financial information of HP Inc. giving effect to the Separation, and the related notes thereto, required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.2.

(d) Exhibits. See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HP INC.

DATE: November 5, 2015	By:	/s/ Ruairidh Ross
	Name:	Ruairidh Ross
	Title:	Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Separation and Distribution Agreement, dated as of October 31, 2015, by and among Hewlett-Packard Company, Hewlett Packard Enterprise Company and the Other Parties Thereto*

2.2	Transition Services Agreement, dated as of November 1, 2015, by and between Hewlett-Packard Company and Hewlett Packard Enterprise Company*

2.3	Tax Matters Agreement, dated as of October 31, 2015, by and between Hewlett-Packard Company and Hewlett Packard Enterprise Company*

2.4	Employee Matters Agreement, dated as of October 31, 2015, by and between Hewlett-Packard Company and Hewlett Packard Enterprise Company*

2.5	Real Estate Matters Agreement, dated as of October 31, 2015, by and between Hewlett-Packard Company and Hewlett Packard Enterprise Company*

2.6	Master Commercial Agreement, dated as of November 1, 2015, by and between Hewlett-Packard Company and Hewlett Packard Enterprise Company*

2.7	Information Technology Service Agreement, dated as of November 1, 2015, by and between Hewlett-Packard Company and HP Enterprise Services, LLC*

10.1	Five-Year Credit Agreement, dated as of April 2, 2014, as Amended and Restated as of November 1, 2015, among HP Inc., the lenders named therein and Citibank, N.A., as administrative processing agent and co-administrative agent, and JPMorgan Chase Bank, N.A., as co-administrative agent

99.1	Press Release, dated November 2, 2015, entitled “HP Inc. Ushers in New Era of Innovation, Empowers Everyone, Everywhere to Keep Reinventing”

99.2	Unaudited pro forma consolidated financial information

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. HP Inc. hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.